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                                    EXHIBIT 7

Consolidated Report of Condition of State Street Bank and Trust Company, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business March 31, 1998, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Laws, Chapter 172,
Section 22(a).

                                                                                  Thousands of
ASSETS                                                                               Dollars
Cash and balances due from depository institutions:
         Noninterest-bearing balances and currency and coin ..................      1,144,309
         Interest-bearing balances ...........................................      9,914,704
Securities ...................................................................     10,062,052
Federal funds sold and securities purchased under agreements to resell in
         domestic offices of the bank and its Edge subsidiary ................      8,073,970
Loans and lease financing receivables:
         Loans and leases, net of unearned income ............................      6,433,627
         Allowance for loan and lease losses .................................         88,820
         Allocated transfer risk reserve .....................................              0
         Loans and leases, net of unearned income and allowances .............      6,344,807
Assets held in trading accounts ..............................................      1,117,547
Premises and fixed assets ....................................................        453,576
Other real estate owned ......................................................            100
Investments in unconsolidated subsidiaries ...................................         44,985
Customers' liability to this bank on acceptances outstanding .................         66,149
Intangible assets ............................................................        263,249
Other assets .................................................................      1,066,572
                                                                                  -----------
Total assets .................................................................     38,552,020
                                                                                  ===========
LIABILITIES

Deposits:
         In domestic offices .................................................      9,266,492
                  Noninterest-bearing ........................................      6,824,432
                  Interest-bearing ...........................................      2,442,060
         In foreign offices and Edge subsidiary ..............................     14,385,048
                  Noninterest-bearing ........................................         75,909
                  Interest-bearing ...........................................     14,309,139
Federal funds purchased and securities sold under agreements to repurchase in
         domestic offices of the bank and of its Edge subsidiary .............      9,949,994
Demand notes issued to the U.S. Treasury and Trading Liabilities .............        171,783
Trading liabilities ..........................................................      1,078,189
Other borrowed money .........................................................        406,583
Subordinated notes and debentures ............................................              0
Bank's liability on acceptances executed and outstanding .....................         66,149
Other liabilities ............................................................        878,947

Total liabilities ............................................................     36,203,185
                                                                                  -----------

EQUITY CAPITAL
Perpetual preferred stock and related surplus ................................              0
Common stock .................................................................         29,931
Surplus ......................................................................        450,003
Undivided profits and capital reserves/Net unrealized holding gains (losses) .      1,857,021
Net unrealized holding gains (losses) on available-for-sale securities .......         18,136
Cumulative foreign currency translation adjustments ..........................         (6,256)
Total equity capital .........................................................      2,348,835
                                                                                  -----------
Total liabilities and equity capital .........................................     38,552,020
                                                                                  -----------


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I, Rex S. Schuette, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                    Rex S. Schuette


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                    David A. Spina
                                    Marshall N. Carter
                                    Truman S. Casner